                                                                     EXHIBIT 3.1

                          CERTIFICATE OF AMENDMENT OF
                          ---------------------------

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
               -------------------------------------------------

                                       OF
                                       --

                     BROCKWAY STANDARD HOLDINGS CORPORATION
                     --------------------------------------


     Brockway Standard Holdings Corporation, a corporation organized and existing under and by virtue of the General Corpo ration Law of the State of Delaware (the "Company"),
               -------
     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Company adopted a resolution amending Article One of the Amended and Restated Certificate of Incorporation of the Company to read in its entirety as follows (the "Amendment"):
                                                     ---------

                                  ARTICLE ONE
                                  -----------

     The name of the corporation is BWAY Corporation.


     SECOND: That thereafter, pursuant to said resolution, the Amendment was submitted for approval to the holders of the outstanding shares of the Company entitled to vote thereon, which approval was given pursuant to Section 216 of the General Corporation Law of the State of Delaware.

     THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Brockway Standard Holdings Corporation has caused this Certificate of Amendment to be signed by its Vice President, Treasurer and Secretary this 23rd day of February, 1996.

                              BROCKWAY STANDARD HOLDINGS
                              CORPORATION


                              By: ______________________________
                                    David P. Hayford
                                    Vice President, Treasurer and
                                    Secretary

                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                              --------------------

                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       OF
                                       --

                     BROCKWAY STANDARD HOLDINGS CORPORATION
                     --------------------------------------


                                  ARTICLE ONE
                                  -----------

          The name of the corporation is BROCKWAY STANDARD HOLDINGS CORPORATION.


                                  ARTICLE TWO
                                  -----------

   The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.


                                 ARTICLE THREE
                                 -------------

   The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR
                                  ------------

                                 CAPITAL STOCK

   (a) The total number of shares of common stock that the corporation shall have authority to issue is 24,000,000, par value $.01 per share (the "Common Stock"). The total number of shares of preferred stock that the corporation shall have authority to issue is 5,000,000, par value $.01 per share (the "Preferred Stock").

   (b) The Common Stock shall rank junior to the Preferred Stock in right of payment of dividends and upon liquidation and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as provided herein or in any resolution or resolutions adopted by the board of directors pursuant to authority expressly vested in it by the provisions of Paragraph (c) of this ARTICLE FOUR.
                      ------------

   The Common Stock shall have voting rights for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held by such holder, except as otherwise required by law.

   (c) Authority is hereby expressly vested in the board of directors of the corporation, subject to the provisions of this ARTICLE FOUR and to the
                                                   ------------
limitations prescribed by law, to authorize the issuance from time to time of one or more series of Preferred Stock. The authority of the board of directors with respect to each series shall include, but not be limited to, the determination or fixing of the following by resolution or resolutions adopted by the affirmative vote of a majority of the total number of the directors then in office:

   (i)  The designation of such series;

   (ii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the corporation's capital stock, and whether such dividends shall be cumulative or non-cumulative;

   (iii) Whether the shares of such series shall be subject to redemption for cash, property or rights, including securities of any other corporation, by the corporation or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices, rates, adjustments and other terms and conditions of such redemptions;

   (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

   (v) Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the corporation's capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges;

   (vi) The restrictions, if any, on the issue or reissue of any additional Preferred Stock;

   (vii) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

   (viii) The provisions as to voting, optional and/or other special rights and preferences, if any, including, without limitation, the right to elect one or more directors.

                                  ARTICLE FIVE
                                  ------------

   The corporation is to have perpetual existence.


                                  ARTICLE SIX
                                  -----------

   In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter, amend, change, add to or repeal the by-laws of the corporation. Any alteration or repeal of the by-laws of the corporation by the stockholders of the corporation shall require the affirmative vote of two-thirds of the outstanding shares of the corporation entitled to vote on such alteration or repeal, subject to ARTICLE TEN hereof.
   -----------


                                 ARTICLE SEVEN
                                 -------------

   Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.


                                 ARTICLE EIGHT
                                 -------------

   (a) Subject to the rights of the holders of any series of Preferred Stock, from and after the date on which the Common Stock of the corporation is registered pursuant to the Securities Exchange Act of 1934, as amended, (A) any action required or permitted to be taken by the stockholders of the corporation must be effected at an annual or special meeting of stockholders of the corporation and may not be effected in lieu thereof by any consent in writing by such stockholders, and (B) special meetings of stockholders of the corporation may be called only by the chairman of the board, the president or the board of directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office.

   (b) A director of the corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall any transaction or contract of the corporation be void or voidable or affected by reason of the fact that any director, or any firm of which any director is a member, or any corporation of which any director is an officer, director or stockholder, is in any way interested in such transaction or contract; provided that at the meeting of the board of directors or of a committee thereof having authority in authorizing or affirming such contract or transaction, the existence of the interest of such director, firm or corporation is disclosed or made known and such contract or transaction shall be approved by a majority of directors not so interested or connected. Nor shall any director be liable to account to the corporation for any profit realized by him from or through any such transaction or contact of the corporation ratified or approved as aforesaid, by reason of the fact that he or any firm of which he is a member, or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract. Directors so interested may be counted when present at meetings of the board of directors or such committee for the purpose of determining the existence of a quorum. Any contact, transaction or act of the corporation or of the board of directors or of any committee thereof (whether or not approved or ratified as hereinabove in this paragraph provided) which shall be ratified by a majority in interest of a quorum of the stockholders having voting power at any annual meeting or any special meeting called for such purpose, shall be as valid and as binding as though ratified by every stockholder of the corporation.

   (c) The number of directors which shall constitute the whole board shall be such as from time to time shall be fixed by resolution adopted by affirmative vote of a majority of the board of directors except that such number shall not be less than one (1) nor more than fifteen (15), the exact number to be determined by resolution adopted by affirmative vote of a majority of the board of directors. Commencing with the election of directors by the stockholders of the corporation in 1995, the directors of the corporation shall be divided into three classes: Class I, Class II and Class III. Membership in such classes shall be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the annual election of directors by the stockholders of the corporation in 1996, the term of office of the initial Class II directors shall expire at the annual election of directors by the stockholders of the corporation in 1997, and the term of office of the initial Class III directors shall expire at the annual election of directors by the stockholders of the corporation in 1998, or thereafter when their respective successors in each case are elected by the stockholders and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office for cause. At each succeeding annual election of directors by the stockholders of the corporation beginning in 1996, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual election of directors by the stockholders of the corporation, or thereafter when their respective successors in each case are elected by the stockholders and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

     Vacancies and newly created directorships resulting from any increase in the number of directors may be filled only by (i) the stockholders at an annual or special meeting of the corporation, as provided in the by-laws or (ii) the affirmative vote of the majority of the board of directors then in office, although less than quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filing of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section
(c) of Article EIGHTH unless expressly provided by such terms.

     Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, no director may be removed from office without cause.

     (d) Except to the extent prohibited by law, the board of directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the board of directors and each of its members, including without limitation the vote required for any action by the board of directors, and that from time to time shall affect the directors' power to manage the business and affairs of the corporation; and no by-law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

     (e) The board of directors shall have authority from time to time to set apart out of any assets of the corporation otherwise available for dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as said board may deem to be in the interest of the corporation; and said board shall likewise have power to determine in its discretion, except as herein otherwise provided, what part of the assets of the corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the corporation.

     (f) Any and all right, title, interest and claim in or to any dividends declared by the corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and shall be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the corporation, its transfer agents or other agents or depositories, shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.

     (g) The shares of all classes of stock of the corporation may be issued by the corporation from time to time for such consideration as from time to time may be fixed by the board of directors of the corporation, provided that shares of stock having a par value shall not be issued for a consideration less than such par value, as determined by the board. At any time, or from time to time, the corporation may grant rights or options to purchase from the corporation any shares of its stock of any class or classes to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the board of directors may determine. The board of directors shall have authority, as provided by law, to determine that only a part of the consideration, which shall be received by the corporation for the shares of its stock which it shall issue from time to time, shall be capital, provided, however, that, if all the shares issued shall be shares having a par value, the amount of the part of such consideration so determined to be capital shall be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the corporation over the amount so determined to be capital, as aforesaid, shall be surplus. All classes of stock of the corporation shall be and remain at all times nonassessable.

     (h) No holders of stock of the corporation of any class, as such, shall have any preemptive or preferential right of subscription to any shares of any class of stock of the corporation whether now or hereafter authorized, or to any obligations convertible (directly or indirectly) into stock of the corporation whether now or hereafter authorized, or any right of subscription to any thereof other than such, if any, as the board of directors in its discretion may, from time to time, determine with respect thereto; and any shares of stock or convertible obligations which the board of directors may determine to offer for subscription to the holders of stock of the corporation may, as the board shall determine, be offered to the holders of any class or classes of stock exclusively, or to the holders of all classes of stock, and, if offered to more than one class of stock, in such proportion as between said classes of stock as the board of directors in its discretion may determine. As used herein, the expression "convertible obligations" shall include any notes, bonds or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the corporation of any class or classes. The board of directors is hereby expressly authorized, in its discretion, in connection with the issuance of any obligations or stock of the corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase stock of the corporation of any class upon such terms and during such period as the board of directors shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.

     (i) The board of directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the board of directors or of the stockholders of the corporation.

     (j) Except as otherwise provided in the by-laws, the stockholders of the corporation and the board of directors may hold their meetings and have an office or offices outside of the State of Delaware, and, subject to the provisions of the laws of said State, may keep the books of the corporation outside of said State at such places as may, from time to time, be designated by the board of directors.

     (k) The by-laws of the corporation may confer powers upon the directors in addition to those granted in the Certificate of Incorporation, as amended, and in addition to the powers expressly conferred upon them by the laws of the State of Delaware.


                                  ARTICLE NINE
                                  ------------

     Section  1.       Vote Required for Certain Business Combinations.
                       -----------------------------------------------

     (a) In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in Section 2 of this Article NINE:

          (i) any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

          (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value of $25,000,000 or more; or

          (iii) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25,000,000 or more; or

          (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

          (v) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this ARTICLE NINE, each share of the Voting Stock shall have the number of votes granted to it pursuant to ARTICLE FOUR of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange or otherwise.

          (b) The term "Business Combination" as used in this ARTICLE NINE shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph (a) of this Section 1.

          Section  2.       When Higher Vote is Not Required.  The provisions of
                            --------------------------------
Section 1 of this ARTICLE NINE shall not be applicable to any particular Business Combination involving an Interested Stockholder (or any Affiliate or Associate of such Interested Stockholder), and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if the Business Combination (a) shall have been approved by a majority of the Disinterested Directors (as hereinafter defined) either before or after the Interested Stockholder becomes such or (b) involves an Interested Stockholder (or any Affiliate or an Associate of such Interested Stockholder) who (i) was an Interested Stockholder as of the date the Common Stock was initially registered pursuant to the Securities Exchange Act of 1934 or (ii) became an Interested Stockholder as a result of a gift or a bequest from an Interested Stockholder described in (i) above.

          Section 3.  Certain Definitions.  For the purposes of this ARTICLE
                      -------------------
NINE:

          (a) A "person" shall mean any individual, firm, corporation or other entity.

          (b) "Interested Stockholder" shall mean any person (other than the corporation, any Subsidiary or any employee benefit plan of the corporation) who or which is the beneficial owner, directly or indirectly, of more than 5% of the voting power of the outstanding Voting Stock.

          (c) A person shall be a "beneficial owner" of any Voting Stock:

          (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

          (ii) which such person or any of its Affiliates or Associates has (x) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (y) the right to vote pursuant to any agreement, arrangement or understanding; or

          (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          (d) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (b) of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (e) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, or any successor thereto.

          (f) "Subsidiary" means any corporation, partnership, joint venture or other enterprise, at least 50% of whose equity interests are owned directly or indirectly, by the corporation and any other entity for which the board of directors possesses the right to elect a majority of the board of directors or other governing body of such entity; provided, however, that for the purposes of
                                     --------  -------
the definition of Interested Stockholder set forth in paragraph (b) of this section 3, the term "Subsidiary" shall mean only a corporation, partnership, joint venture or other enterprise of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

          (g) "Disinterested Director" means any member of the board of directors of the corporation who is not an Affiliate or an Associate of the Interested Stockholder that wishes to engage in a Business Combination.

          Section 4.  Powers of the Board of Directors.  A majority of the
                      --------------------------------
directors of the corporation shall have the power and duty to determine for the purposes of this ARTICLE NINE, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $25,000,000 or more. A majority of the directors of the corporation shall have the sole power to interpret all the terms and provisions of this ARTICLE NINE.

          Section 5.  No Effect on Fiduciary Obligations of Interested
                      ------------------------------------------------
Stockholders.  Nothing contained in this ARTICLE NINE shall be construed to
- - ------------
relieve any Interested Stockholder from any fiduciary obligation imposed by law.


                                  ARTICLE TEN
                                  -----------

          Notwithstanding anything contained in this Certificate of Incorporation to the contrary, Section 10 of Article II and Sections 2, 3, 4 and 5 of Article III of the by-laws of the corporation and ARTICLE SIX, Sections
(a), (c) and (d) of ARTICLE

EIGHT, ARTICLE NINE and this ARTICLE TEN of this Certificate of Incorporation shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class.


                                 ARTICLE ELEVEN
                                 --------------

          Section 1.  Limitation of Liability.
                      -----------------------

          (a) To the fullest extent permitted by the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), no director of the corporation shall be liable to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation or its stockholders.

          (b) Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

          Section 2.       Right to Indemnification.  Each person who was or is
                           ------------------------
made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA exercise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in
                              --------  -------
Section 3 of ARTICLE ELEVEN with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Section 2 of ARTICLE ELEVEN shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advance of expenses"); provided, however, that, if and to the extent that the Delaware General
- - --------  -------
Corporation Law requires, an advance of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this
Section 2 of ARTICLE ELEVEN or otherwise. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          Section 3.  Procedure for Indemnification.  Any indemnification of a
                      -----------------------------
director or officer of the corporation or advance of expenses under Section 2 of this ARTICLE ELEVEN shall be made promptly, and in any event within forty-five
(45) days (or, in the case of an advance of expenses, twenty (20) days), upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this ARTICLE ELEVEN is required, and the corporation fails to respond within sixty (60) days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five (45) days (or, in the case of an advance of expenses, twenty (20) days), the right to indemnification or advances as granted by this ARTICLE ELEVEN shall be enforceable by the director or officer in any court of competent jurisdiction.

Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 2 of this ARTICLE ELEVEN, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section 2 of this ARTICLE ELEVEN shall be the same procedure set forth in this Section 3 for directors or officers, unless otherwise set forth in the action of the board of directors providing indemnification for such employee or agent.

          Section 4.  Service for Subsidiaries.  Any person serving as a
                      ------------------------
director, officer, employee or agent of a Subsidiary shall be conclusively presumed to be serving in such capacity at the request of the corporation.

          Section 5.  Reliance.  Persons who after the date of the adoption of
                      --------
this provision become or remain directors or officers of the corporation or who, while a director or officer of the corporation, become or remain a director, officer, employee or agent of a Subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE ELEVEN in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this ARTICLE ELEVEN shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

          Section 6.  Non-Exclusivity of Rights.  The rights to indemnification
                      -------------------------
and to the advance of expenses conferred in this

ARTICLE ELEVEN shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 7.  Insurance.  The corporation may purchase and maintain
                      ---------
insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.


                                 ARTICLE TWELVE
                                 --------------

          The corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.


                                ARTICLE THIRTEEN
                                ----------------

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

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